UNITED SATES
SECURITIES AND EXCHANGE COMMISSIONS
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 1, 2010
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

(856) 505-8800
(Registrant's Telephone Number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.

On December 1, 2010, inTEST Corporation (the "Company") paid off the remaining $1.2 million in notes payable to stockholders (the "Notes") and related accrued interest. The Notes were issued in connection with the acquisition of Sigma Systems Corporation ("Sigma") by the Company in October 2008, and were payable to the two trusts that had owned Sigma (the "Former Sigma Owners"). In connection with the issuance of the Notes, the Company entered into a Security Agreement that granted a lien on the assets of Sigma to the Former Sigma Owners, until such time as the Notes were fully paid off. With the pay off of the notes, the Security Agreement is no longer effective.

The Notes were paid off because the Company had excess cash and the interest rate on the Notes, prime plus 1.25%, was significantly higher than the interest rate currently earned by the Company on its invested excess cash. There were no early termination penalties related to the prepayment of the Notes.

The Security Agreement and Notes were previously filed as Exhibits 10.17, 10.18 and 10.19 to the Company's Annual Report on Form 10-K dated December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   December 3, 2010

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